                              MARY BETH MOSER CLARY
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                           Columbus, Ohio  43215-3406
                            Telephone (614) 227-2166
                            Telecopier (614) 227-2100




                                 March 26, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

     Re:  Huntington Bancshares Incorporated
          Registration Statement on Form S-3
          (Registration No. 33-63175)
          Pricing Supplement No. 4 to Prospectus, dated October 6, 1995, As supplemented by Prospectus Supplement, dated October 17, 1995

Ladies and Gentlemen:

     On behalf of Huntington Bancshares Incorporated ("Huntington"), pursuant to Regulation S-T under the Securities Act of 1933, as amended (the "Act"), and pursuant to Rule 424(b)(3) of the Act, Huntington's Pricing Supplement No. 4, dated March 25, 1996, is being transmitted herewith for filing. Any questions or comments with respect to this filing should be directed to the undersigned.

                                        Sincerely,

                                        /s/Mary Beth M. Clary

                                        Mary Beth M. Clary

cc:  National Association of
     Securities Dealers, Inc.

                               PRICING SUPPLEMENT

Pricing Supplement No. 4                     Filing Under Rule 424(b)(3)
Dated:  March 25, 1996                       Registration File No. 33-63175

(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)

CUSIP No.  44615QAP2

                                  $750,000,000

                       HUNTINGTON BANCSHARES INCORPORATED

                           MEDIUM TERM NOTES, SERIES B

Principal Amount:  $50,000,000                              Floating Rate Notes:
Interest Rate:                                                  Interest Rate Basis:  N/A
     (if fixed rate):  5.95%                                    Index Maturity:  N/A
Stated Maturity:  March 27, 1998                                Spread:  N/A
Minimum denominations:  $100,000                                Spread Multiplier:  N/A
Issue Price (as a percentage                                    Maximum Rate:  N/A
     of principal amount):  A/S                                 Minimum Rate:  N/A
Selling Agent's commission (%):  0.085%                         Initial Interest Rate:  N/A
Purchasing Agent's discount                                     Interest Reset Date(s):  N/A
     or commission (%):  N/A                                    Interest Reset Period:  N/A
Net proceeds to the Company:  $49,957,500                       Interest Determination Date(s): N/A
Settlement date (original issue date):  March 28, 1996          Calculation Date(s):  N/A
Redemption Commencement Date (if any):  N/A                 Interest Payment Date(s):
Initial Redemption Percentage (if any):  N/A                    September 28, 1996; March 28, 1997;
Annual Redemption Percentage                                    September 28, 1997; March 27, 1998
     Reduction (if any):  N/A                               Interest Payment Period(s):  Semi-annual
Repayment Date (if any):  N/A                               Regular Record Date(s):  15 Calendar days
Initial Repayment Percentage (if any):  N/A                                          prior to Interest
Annual Repayment Percentage                                                          Payment Date
     Reduction (if any):  N/A

Additional terms:  NONE

     As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $185,000,000.

     "N/A" as used herein means "Not Applicable." "A/S" as used herein means "as stated in the Prospectus Supplement referred to above."

                             Salomon Brothers Inc